EX-99.B10a

Consent of Independent Auditors


The Board of Directors
Jackson National Life Insurance Company

We consent to the use of our reports on the consolidated financial statements of Jackson National Life Insurance Company dated February 2, 2001, and on the financial statements of the sub-accounts of Jackson National Separate
Account - III, dated February 2, 2001, and to the reference to our firm with respect to the financial statements included in the Statement of Additional Information in the Post-Effective Amendment No. 5 to the Registration Statement (Form N-4, No. 333-41153) of Jackson National Separate Account - III.
Our report on the consolidated financial statements of Jackson National Life Insurance Company refers to the adoption of Statement of Position 97-3, "Accounting by Insurance Companies and Other Enterprises for Insurance Related
 Assessments," effective January 1, 1999.


                                                         KPMG LLP


Detroit, Michigan
April 12, 2001
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